Exhibit 23(i)(2) - Consent of Ropes & Gray

We hereby consent to the incorporation by reference of our opinion dated January 30, 1999 in, and the reference to our firm under the caption "Counsel" in the Statement of Additional Information constituting part of, Post-Effective Amendment No. 39 to the Trust's Registration Statement on Form N-1A.

Ropes & Gray
One International Place
Boston, Massachusetts  02110-2624
August 29, 2000